SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 22, 2003

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201

(Address of principal executive offices) (Zip Code)

(509) 458-3711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.  Regulation FD Disclosure.

This information, furnished under Item 9. Regulation FD Disclosure, is also intended to be furnished under Item 12. Results of Operations and Financial Condition, in accordance with SEC Release No. 33-8216.

On July 22, 2003, Sterling Financial Corporation issued a press release reporting its results of operations for the second quarter of 2003. A copy of the press release announcing Sterling's results is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

July 22, 2003	By:	/s/ William R. Basom
Date		William R. Basom
Vice President, Treasurer, and
Principal Accounting Officer